EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Hope Bancorp, Inc.:
We consent to the incorporation by reference in Registration Statement on Form S-8 (Nos. 333-179241, 333-145014, and 333-213200) of Hope Bancorp, Inc. and subsidiaries (formerly BBCN Bancorp, Inc.) of our report dated March 2, 2015, relating to the consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows for the year ended December 31, 2014 appearing in this Annual Report on Form 10-K.

/s/ KPMG LLP
Los Angeles, California
May 17, 2017